Contact:	Roger L. Christensen, President and CEO 541/298-6633 or rchristensen@columbiabancorp.com Greg B. Spear, Vice Chair and CFO 541/298-6612 or gspear@columbiabancorp.com

COLUMBIA BANCORP ADVANCES TWO SENIOR EMPLOYEES

The Dalles, Oregon - September 24, 2007 - Roger Christensen, President and Chief Executive Officer of Columbia Bancorp, financial holding company for Columbia River Bank, headquartered in The Dalles, Oregon, has announced the promotion of two senior bank employees.

Greg Spear, Chief Financial Officer of Columbia Bancorp and Columbia River Bank (collectively “the company”), will have the new officer title of Vice-Chair of the holding company and drop the title of Chief Administrative Officer; Staci Coburn will move from Senior Vice President and Controller of Columbia River Bank to Corporate Vice President and Chief Accounting Officer, as well as Principal Accounting Officer for Columbia Bancorp.

“These elevations are part of a long-term growth strategy for our regional bank,” explained Christensen, “increasing responsibilities for our key people now while creating new top tier management positions to be filled in the near future.”

As Vice-Chair, Spear will take the lead in core operations of the company. Among his duties will be direct reporting to the CEO on finance, information technology, and operations, monitoring internal service standards, and reviewing departmental succession plans. In addition, he will oversee Columbia River Bank’s planned market expansion into Vancouver, Washington. The functional areas of Spear’s responsibility make up the “core” of the bank’s operations.

Coburn’s areas of focus will be financial reporting, budgeting, asset and liability management, and investor presentations. In her new role, she will head the financial management and corporate business service teams. In addition, as Principal Accounting Officer, she will ascertain the disclosure controls and procedures and attest to the internal control effectiveness over financial reporting.

Columbia River Bank, which marks its 30th anniversary in business this year, operates 22 branches which serve expanding markets in the Columbia River Gorge, Central Oregon, Columbia River Basin, and the Willamette Valley.

ABOUT COLUMBIA BANCORP

Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 22 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Vancouver, Lake Oswego, Canby, and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Yakima, Pasco and Richland, Washington. In addition, Columbia River Bank has three limited service branches located in retirement homes, one in Bend, Oregon and two in McMinnville, Oregon. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

FORWARD LOOKING STATEMENTS

This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about Management’s present plans and intentions about our strategy, growth, and deployment of resources, and about Management’s expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “continue”, “plans”, “intends”, or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain Management’s current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the potential for losses inherent in our loan portfolio, economic and other factors that affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia’s revenues and margins, and our ability to open and generate growth from new branches and to expand in new markets as we expect. Some of the other, risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

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